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                                   EXHIBIT 21


                      SUBSIDIARIES OF BALDWIN & LYONS, INC.



                                                        STATE OR
                                                      JURISDICTION
                                                    OF ORGANIZATION
           NAME                                     OR INCORPORATION
------------------------------                      ----------------


Protective Insurance Company                           Indiana

Sagamore Insurance Company (1)                         Indiana

B & L Insurance, Ltd.                                  Bermuda

Baldwin & Lyons, California                            California





   (1)   Wholly-owned subsidiary of Protective Insurance Company


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